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                                 LOAN AGREEMENT

                                     between

                              IMC MORTGAGE COMPANY,

                              a Florida corporation

                        INDUSTRY MORTGAGE COMPANY, L.P.,
                         a Delaware limited partnership

                                       and

                           IMC CORPORATION OF AMERICA,

                             a Delaware corporation

                                  as Borrowers

                                       and

                        NOMURA ASSET CAPITAL CORPORATION,

                                    as Lender

                         DATED AS OF SEPTEMBER 30, 1996


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                                TABLE OF CONTENTS

SECTION 1.     DEFINITIONS AND REFERENCES....................................................1
        1.1    Definitions...................................................................1
        1.2    Time References...............................................................8
        1.3    Other References..............................................................8
        1.4    Accounting Principles.........................................................9

SECTION 2.     BORROWING PROVISIONS..........................................................9
        2.1    Commitment....................................................................9
        2.2    Borrowing Request.............................................................9
        2.3    Fundings.....................................................................10
        2.4    Wet-Borrowings...............................................................10
        2.5    Multiple Borrowers...........................................................10
        2.6    HELOC Characteristics........................................................11

SECTION 3.     PAYMENT TERMS................................................................11
        3.1    Note.........................................................................11
        3.2    Payment Procedures...........................................................11
        3.3    Scheduled Payments...........................................................11
        3.4    Prepayments; Margin Calls....................................................12
        3.5    Order of Application.........................................................12
        3.6    Interest Rates...............................................................12
        3.7    Basis Unavailable or Inadequate for LIBOR....................................13
        3.8    Additional Costs.............................................................13
        3.9    Change in Laws...............................................................14

SECTION 4.     RELEASE OF COLLATERAL; SERVICING.............................................14
        4.1    Release of Collateral........................................................14

SECTION 5.     CONDITIONS PRECEDENT.........................................................15

SECTION 6.     REPRESENTATIONS AND WARRANTIES...............................................16
        6.1    Purpose of Credit............................................................16
        6.2    About the Borrowers..........................................................16
        6.3    Authorization and Contravention..............................................16
        6.4    Binding Effect...............................................................16
        6.5    Fiscal Year..................................................................16
        6.6    Current Financials...........................................................16
        6.7    Solvency.....................................................................17
        6.8    Litigation...................................................................17
        6.9    Transactions with Affiliates.................................................17
        6.10   Taxes........................................................................17
        6.11   Employee Plans...............................................................17
        6.12   Property.....................................................................17
        6.13   Intellectual Property........................................................17
        6.14   Environmental Matters........................................................18

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

        6.15   Government Regulations.......................................................18
        6.16   Insurance....................................................................18
        6.17   Full Disclosure..............................................................18
        6.18   Collateral...................................................................18
        6.19   Conflicts....................................................................19

SECTION 7.     AFFIRMATIVE COVENANTS........................................................19
        7.1    Reporting Requirements.......................................................19
        7.2    Use of Proceeds..............................................................19
        7.3    Books and Records............................................................20
        7.4    Inspections..................................................................20
        7.5    Taxes........................................................................20
        7.6    Expenses.....................................................................20
        7.7    Maintenance of Existence, Assets, and Business...............................20
        7.8    Insurance....................................................................20
        7.9    INDEMNIFICATION..............................................................21
        7.10   Management...................................................................21
        7.11   Records......................................................................21
        7.12   Collection Efforts...........................................................21
        7.13   Servicing....................................................................21

SECTION 8.     NEGATIVE COVENANTS...........................................................21
        8.1    Debt.........................................................................21
        8.2    Liens........................................................................21
        8.3    Merger or Consolidation......................................................21
        8.4    Liquidations and Dispositions of Assets......................................22
        8.5    Use of Proceeds..............................................................22
        8.6    Compliance with Laws and Documents...........................................22
        8.7    Assignment...................................................................22
        8.8    HELOCs.......................................................................22

SECTION 9.     DEFAULTS AND REMEDIES........................................................22
        9.1    Default......................................................................22
        9.2    Remedies.....................................................................23
        9.3    Right of Offset..............................................................24
        9.4    Waivers......................................................................24
        9.5    Performance by Lender........................................................24
        9.6    No Responsibility............................................................25
        9.7    No Waiver....................................................................25
        9.8    Cumulative Rights............................................................25
        9.9    Costs........................................................................25

SECTION 10.    MISCELLANEOUS................................................................25
        10.1   Nonbusiness Days.............................................................25
        10.2   Communications...............................................................25
        10.3   Form and Number of Documents.................................................26
        10.4   Exceptions to Covenants......................................................26
        10.5   Survival.....................................................................26

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

        10.6   Governing Law................................................................26
        10.7   Invalid Provisions...........................................................26
        10.8   Conflicts Between Loan Documents.............................................26
        10.9   Discharge and Certain Reinstatement..........................................26
        10.10  Amendments, Consents, Conflicts, and Waivers.................................26
        10.11  Multiple Counterparts........................................................26
        10.12  Parties......................................................................27
        10.13  Participations...............................................................27
        10.14  Jurisdiction; Venue; Service of Process; and Jury Trial......................27
        10.15  Entire Agreement.............................................................28


                             SCHEDULES AND EXHIBITS

               Schedule 2.1                 -             Underwriting Guidelines
               Schedule 2.6                 -             HELOC Characteristics
               Schedule 5                   -             Closing Conditions
               Schedule 6.2                 -             Information Regarding Borrowers
               Schedule 6.8                 -             Litigation and Judgments
               Schedule 6.9                 -             Affiliate Transactions

               Exhibit A                    -             Form of Note
               Exhibit B-1                  -             Form of Custodial Agreement
               Exhibit B-2                  -             Form of Liquidity Agreement
               Exhibit C-1                  -             Form of Security Agreement
               Exhibit C-2                  -             Form of Financing Statement
               Exhibit D                    -             Form of Borrowing Request
               Exhibit E-1                  -             Form of Opinion of Counsel to Borrowers
               Exhibit E-2                  -             Form of Opinion of Counsel to Custodian
               Exhibit F                    -             Form of Amendment


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                                 LOAN AGREEMENT

        THIS LOAN  AGREEMENT (the  "AGREEMENT")  is entered into as of September
30, 1996, between IMC MORTGAGE COMPANY, a Florida corporation, INDUSTRY MORTGAGE
COMPANY, L.P., a Delaware limited partnership, and IMC CORPORATION OF AMERICA, a
Delaware  corporation  (collectively,  "BORROWERS"),  and NOMURA  ASSET  CAPITAL
CORPORATION, a Delaware corporation ("LENDER").

                                    RECITALS

        Borrowers originate and acquire mortgage loans evidencing home equity lines of credit. Borrowers have jointly and severally requested Lender to provide Borrowings as may be requested from time to time by Borrowers to finance their mortgage lending business. Lender has agreed to extend those Borrowings subject to the terms and conditions of the Loan Documents, including, without limitation, that the total Borrowings may never exceed the then-applicable
Commitment and that a Borrowing Excess may never exist. Borrowers are granting to Lender first-priority Liens upon, among other things, the Collateral delivered to Lender under the Loan Documents.

        ACCORDINGLY, for adequate and sufficient consideration, Borrowers and Lender agree as follows:

SECTION 1. DEFINITIONS AND REFERENCES. Unless stated otherwise, the following provisions apply to each Loan Document and annexes, exhibits, and schedules to -- and certificates, reports, and other writings delivered under -- the Loan
Documents.

        1.1    Definitions.

        AFFILIATE means, for any Person, any other individual or entity that -- directly or indirectly through ownership, voting securities, contract, or otherwise -- controls, is controlled by, or under common control with that Person.

        ALTERNATE RATE BORROWINGS is defined in SECTION 3.7.

        BORROWER or BORROWERS is defined in the preamble to this Agreement.

        BORROWING means any amount disbursed by Lender whether in the form of a HELOC Borrowing or a Liquidity Borrowing.

        BORROWING BASE means an amount, as of any date of determination, equal to 97% of the aggregate Market Value of the HELOCs, but in no event more than the aggregate outstanding balances of the HELOCs.

        BORROWING DATE means, for any Borrowing, the date it is disbursed.

        BORROWING  EXCESS means,  at any time, the amount by which the Principal
Debt exceeds the Borrowing Base.







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        BORROWING REQUEST means a request executed by Borrowers and delivered to
Lender in substantially the form of EXHIBIT D.

        BUSINESS DAY means any day other than Saturday, Sunday, and any other day that Lender is authorized or obligated by Law to be closed in New York, New
York, and which is a day for trading by and between banks for dollar deposits in the London Interbank Market.

        CALENDAR MONTH means any calendar month or portion of a calendar month that occurs at any time from the date of this Agreement to the date that the Obligation is paid in full and all commitments to lend under this Agreement have terminated or been canceled.

        CALENDAR QUARTER means any calendar quarter or portion of any calendar quarter that occurs at any time from the date of this Agreement to the date that the Obligation is paid in full and all commitments to lend under this Agreement have terminated or been canceled.

        CASH INTEREST EXPENSE means, for Borrowers and their Subsidiaries for any period, total interest expense in respect of Debt actually paid or that is payable during such period, including without limitation, all commissions, discounts and other fees and charges with respect to letters of credit, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.

        CLOSING DATE means September 30, 1996.

        COLLATERAL means all collateral defined in the Security Agreement.

        COLLATERAL CUSTODIAN means, at any time, LaSalle National Bank -- or its successor appointed under the Custodial Agreement -- acting as custodian for Lender under the Loan Documents.

        COLLATERAL DOCUMENTS means the documents and other items required to be delivered under the Custodial Agreement.

        COLLECTION ACCOUNT means a deposit account established by Borrowers with Sub-Servicer -- styled and numbered "IMC Collection Account, in trust for Nomura
Asset Capital Corporation," Account No. ___________ -- for deposit of payments from Mortgagors and deposit of Liquidity Contributions by Sub-Servicer.

        COMMITMENT means -- initially, an amount equal to $30 million provided, however, that, so long as no Default or Potential Default has occurred and is continuing, upon the written request of Borrowers, the Commitment may be, at the sole discretion of Lender, increased by $10 million or integral multiples thereofs, provided further that the total Commitment shall in no event exceed
$100 million.

        CONSOLIDATED  ADJUSTED NET INCOME means  consolidated net earnings after
income  taxes  of  Borrowers   and  their   Subsidiaries,   but   excluding  (a)
extraordinary  gains, (b) gains due to sales or write-up of assets, (c) earnings of any Person newly acquired, if earned prior to acquisition or (d) gains due to acquisitions of any securities of Borrowers or any of their Subsidiaries.

        CURRENT FINANCIALS means either (a) the Borrowers' Financials for the year ended December 31, 1995, as supplemented by the quarterly financials for the period through March 31, 1996, as delivered to


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Lender prior to the Closing Date or (b) at any time after the Borrowers'  annual
Financials  are  first  delivered  under  SECTION  7.1,  the  Borrowers'  annual
Financials  then most  recently  delivered  to Lender and  subsequent  quarterly
Financials then most recently delivered to Lender.

        CUSTODIAL AGREEMENT means the Custodial Agreement, in the form of EXHIBIT B-1 hereto, dated as of the date hereof by and between Collateral
Custodian, Borrowers and Lender, as such Custodial Agreement may be amended or supplemented from time to time.

        DEBT, for any Person and without duplication, means (a) all obligations required by GAAP to be classified upon that Person's balance sheet as liabilities, (b) liabilities secured (or for which the holder of the liabilities has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that under GAAP should be capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to Debt of others or in respect of any Employee Plan.

        DEBTOR   LAWS  means  all   applicable   liquidation,   conservatorship,
bankruptcy, moratorium, arrangement,  receivership,  insolvency, reorganization, or similar Laws from time to time in effect and generally  affecting  creditors'
Rights.

        DEFAULT is defined in SECTION 9.1.

        DEFAULT RATE means, as of any day on which a Default has occurred and is continuing, an annual interest rate equal to LIBOR plus 5.5%.

        DELINQUENT HELOC means any HELOC that is 30 or more days contractually past due.

        DISTRIBUTION -- with respect to any shares of any capital stock or other equity  securities  issued by a Person -- means (a) the retirement,  redemption,
purchase,  or  other  acquisition  for  value  of  those  securities,   (b)  the
declaration or payment of any dividend with respect to those securities, (c) any loan or advance by that  Person to, or other  investment  by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

        DRY BORROWING means a HELOC Borrowing which is not a Wet Borrowing.

        DRY FUNDING ACCOUNT means a deposit account established by Borrowers, styled and numbered "IMC Dry Funding Account, in trust for Nomura Asset Capital
Corporation" Account No. ________________, for deposit of Dry Borrowings.

        EMPLOYEE PLAN means an employee-pension-benefit plan covered by Title IV of ERISA and established or maintained by any Borrower.

        ENVIRONMENTAL  LAW  means  any  Law  that  relates  to  pollution,   the
protection  of human  health  and the  environment,  health  and  safety,  or to
Hazardous   Substances,   including,   without  limitation,   the  Comprehensive
Environmental  Response,  Compensation and Liability Act of 1980, as amended (42
U.S.C.  Section  9601,  et seq.),  the Solid Waste  Disposal Act, as amended (42
U.S.C.  Section 6901 et seq.), the Hazardous  Materials  Transportation  Act, as
amended (49 U.S.C.  Section  1801,  et seq.),  the Clean Air Act, as amended (42
U.S.C.  Section 7401,  et seq.),  the Federal  Water  Pollution  Control Act, as
amended (33


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U.S.C.  Section 1251, et seq.), the Toxic Substances Control Act, as amended (15
U.S.C. Section 2601 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C.
Section 300f et seq.), the Atomic Energy Act, as amended (42 U.S.C. Section 2014 et seq.), the Federal Insecticide,  Fungicide and Rodenticide Act, as amended (7
U.S.C.  Section 136, et seq.),  the Oil  Pollution  Act of 1990,  as amended (33
U.S.C.   Section   2701,  et  seq.),   the  Emergency   Planning  and  Community
Right-to-Know  Act of 1986, as amended (42 U.S.C.  Section 11001, et seq.),  the
Occupational Safety and Health Act, as amended (29 U.S.C.  Section 651 et seq.), the Texas  Water Code,  as amended,  and the Texas  Health and Safety  Code,  as amended,  as  well  as the  regulations  adopted  and  publications  promulgated pursuant to the above.

        ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

        ERISA AFFILIATES means Borrowers and every trade or business (whether or not incorporated) that, together with any Borrower, would be treated as a single-employer under 'SS' 4001 of ERISA.

        FINANCIALS means, with respect to each Borrower,  balance sheets, profit
and  loss  statements,   statements  of  cash  flow,  and  any  other  financial
statements, reports, or information specified by Lender.

        FIXED   CHARGES   means,   for  any  period  for   Borrowers  and  their
Subsidiaries, the sum of (a) Cash Interest Expense, (b) operating lease expenses and (c) rent expenses.

        GAAP means generally  accepted  accounting  principles of the Accounting
Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

        HAZARDOUS SUBSTANCE means any substance, material or waste (a) the presence or release of which requires reporting, investigation or remediation under any Environmental Law, (b) which is defined or listed as a hazardous waste, hazardous substance, extremely hazardous waste, restricted hazardous waste, hazardous material, toxic substance, or other similar or related term under any Environmental Law, (c) which is toxic, radioactive, or otherwise classified as hazardous or toxic and is or becomes regulated by any governmental authority as a threat to human health or the environment, (d) the presence of which causes or threatens to cause a nuisance upon the property or to adjacent property, (e) the presence of which on adjacent properties could constitute a trespass, (f) which is asbestos, (g) which is polychlorinated biphenyls, or (h) which contains petroleum or any petroleum-derived product.

        HELOC means a home equity line of credit pledged as Collateral to Lender that is evidenced by a valid promissory note and is secured by a mortgage, deed of trust or trust deed that grants a first or second priority lien on underlying one-to-four family residences, townhouses, condominiums, and planned unit developments.

        HELOC BORROWING is defined in SECTION 2.1(b).

        INTEREST DETERMINATION DATE means the day LIBOR is redetermined which day shall be the first Business Day of each Calendar Month.

        INTEREST RATE means an annual interest rate equal to LIBOR plus 1.5%.


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        IRC means the Internal Revenue Code of 1986, as amended.

        LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

        LENDER is defined in the Preamble to this Agreement.

        LENDER LIEN means any present or future first-priority (except as otherwise specifically provided in the Loan Documents) Lien securing the Obligation and assigned, conveyed, and granted to or created in favor of Lender under the Loan Documents.

        LIBOR BORROWINGS means any Borrowing that bears interest based on LIBOR.

        LIBOR shall mean the rate of interest determined by Lender at which deposits in dollars for a one-month period are offered based on information presented on Bloomberg on the day which is two (2) Business Days prior to the date of a Borrowing; provided, that if at least two such offered rates appear on the Bloomberg in respect of such one-month period, the arithmetic mean of all such rates (as determined by Lender) will be the rate used; provided, further, that if Bloomberg ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Lender at which deposits in Dollars are offered for a one-month period by Citibank, N.A. (or its successor) to Lender in the London interbank market as of 11:00 A.M. (London time) on the applicable
Borrowing Date. LIBOR for each Borrowing shall be initially established as of the date of such Borrowing and such Borrowing shall bear interest at such rate through the date preceding the next succeeding Interest Determination Date. On such Interest Determination Date, and on each Interest Determination Date thereafter, LIBOR shall be recalculated as of such Interest Determination Date and the Borrowing shall bear interest at LIBOR from such Interest Determination
Date through the day preceding the next succeeding Interest Determination Date.

        LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

        LIQUIDITY  AGREEMENT  means  the  Liquidity  Agreement,  in the  form of
Exhibit  B-2 hereto,  dated as of the date  hereof by and between  Sub-Servicer,
Lender,  and  Borrowers,   as  such  Liquidity   Agreement  may  be  amended  or
supplemented from time to time.

        LIQUIDITY BORROWING is defined in SECTION 2.1(b).

        LIQUIDITY CONTRIBUTIONS means any amount advanced by Sub-Servicer from its own funds or funds in the Collection Account in accordance with the Liquidity Agreement.

        LITIGATION means any action by or before any Tribunal.

        LOAN DOCUMENTS means (a) this Agreement, certificates and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) all agreements, documents, and instruments in favor of Lender ever delivered under this Agreement or otherwise delivered in connection with any of the Obligation, including, but not limited to, the Custodial Agreement, and the Liquidity Agreement, and


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(c)  all  renewals,   extensions,   and  restatements  of,  and  amendments  and
supplements to, any of the foregoing.

        LOCKBOX ACCOUNT means a deposit account established by Borrowers with Sub-Servicer -- styled and numbered "IMC Lockbox Account, in trust for Nomura
Asset Capital Corporation," Account No. ___________ -- for deposit of payments from Mortgagors by Sub-Servicer.

        MARKET VALUE means, for each HELOC, the value thereof as determined by Lender in its sole discretion at any time.

        MATERIAL-ADVERSE   EVENT   means  any   circumstance   or  event   that,
individually  or  collectively,  is  reasonably  expected  to  result in any (a)
impairment  of any  Borrower's  ability to perform  any of its  payment or other material  obligations  under any Loan  Document or other  Material  Agreement or
Lender's ability to enforce any of those  obligations or any of its Rights under any Loan Document, (b) material adverse effect on any Collateral, or (c) Default or Potential Default.

        MATERIAL AGREEMENT means, for any Person, any agreement to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon less than 30-days notice without liability for further payment other than nominal penalty, and the default under which or cancellation or forfeiture of which would be a Material- Adverse Event.

        MATURITY DATE means the earlier of either (a) occurrence of a Default, or (b) September ____, 1997, unless extended pursuant to SECTION 2.1.

        MAXIMUM AMOUNT and MAXIMUM RATE respectively mean -- for any day the maximum non- usurious amount and the maximum non-usurious rate of interest that, under applicable Law, Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

        MORTGAGED PROPERTY means, for each HELOC, the underlying real property securing payment of the HELOC consisting of one-to-four family residences.

        MORTGAGOR means each Person obligated to Borrowers under a HELOC.

        MULTIEMPLOYER PLAN means a  multiemployer  plan as  defined  in 'SS''SS'
3(37)  or  4001(a)(3)  of  ERISA  or  'SS'  414(f) of the IRC to which any ERISA
Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

        NET WORTH means, for any Person, its stockholder's equity as determined under GAAP.

        NOTE means a promissory note executed and delivered by Borrowers, payable to Lender's order, initially in the stated principal amount of $30,000,000.00 and substantially in the form of EXHIBIT A, as renewed, extended, amended, or replaced.

        OBLIGATION means all (a) present and future indebtedness, obligations, and liabilities of any Borrower to Lender under any Loan Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, (b) amounts that would become due but for operation of 11 U.S.C. 'SS''SS' 502 and 503 or any other


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provision  of Title 11 of the United  States  Code,  (c) pre- and  post-maturity
interest  on  any  of  the  foregoing,   including,   without  limitation,   all
post-petition  interest if any Borrower  voluntarily or involuntarily  files for protection  under  any  Debtor  Law,  and  (d)  all  renewals,  extensions,  and modifications of any of the foregoing.

        OUTSTANDING NOTES REPORT means a report prepared by Collateral Custodian and delivered to Lender in accordance with the terms of the Custodial Agreement.

        PBGC means the Pension Benefit Guaranty Corporation.

        PERMITTED DEBT means (i) the Obligation;  (ii) obligations to pay Taxes;
(iii) liabilities for accounts payable, non-capitalized equipment or operating leases, and other liabilities if in each case incurred in the ordinary course of business; (iv) accrued expenses, deferred credits, and loss contingencies that are properly classified as liabilities under GAAP; (v) any Debt existing as of the date hereof; (vi) any other Debt permitted by Lender, and (vii) warehouse lines of credit and subordinated debt.

        PERSON means any individual, entity, or Tribunal.

        POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance that would -- upon notice, time lapse, or both -- become a Default.

        PRINCIPAL DEBT means, at any time, the aggregate principal amount outstanding under the Note.

        REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

        RESPONSIBLE OFFICER means, with respect to each Borrower, the chairman, president, vice president, chief executive officer, chief financial officer, or any other officer designated as a "Responsible Officer" by any of the above in writing to Lender.

        RIGHTS means rights, remedies, powers, privileges, and benefits.

        SECURITY AGREEMENT means the Security Agreement, dated as of the date hereof, executed by Borrowers and Lender in substantially the form of EXHIBIT
C-1.

        SOLVENT means, for any Person, that (a) the fair-market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

        SUB-SERVICER means, at any time, LaSalle National Bank, or its successor appointed under the Sub-Servicing Agreement.

        SUB-SERVICING AGREEMENT means the Sub-Servicing Agreement dated as of the date hereof, by and between Borrowers and Sub-Servicer, together with all amendments and modifications thereto.

        SUBSIDIARY of any Person means any entity of which at least 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.


                                        7





        TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

        TERMINATION DATE means the earlier of (a) the occurrence of a Default, or (b) that date which is six months following the Maturity Date.

        TRIBUNAL means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

        UCC means the Uniform Commercial Code as enacted in New York or other applicable jurisdictions.

        UNDERWRITING  GUIDELINES  means  those  guidelines  attached  hereto  on
SCHEDULE 2.1 under which each HELOC has been underwritten and originated and which guidelines have been approved by Lender prior to the use thereof. Borrower may, from time to time, modify the Underwriting Guidelines, provided such modifications are approved in writing by Lender prior to the implementation thereof.

        WET BORROWING means a Borrowing as defined in the Custodial Agreement.

        WET FUNDING ACCOUNT means a deposit account established by Sub-Servicer __________, styled and numbered "IMC Wet Funding Account in trust for Nomura Asset Capital Corporation," Account No. _________, for deposit of Wet Borrowings.

        WIRE INSTRUCTIONS mean, for any Person, the information for wire transfers of funds to that Person, which (until changed by written notice to all other parties to this Agreement) are stated for Borrowers and Lender beside their names on the signature pages below.

        1.2 Time References.  Unless otherwise specified,  in the Loan Documents
(a) time  references  (e.g.,  10:00 a.m.) are to time in New York, New York, and
(b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

        1.3 Other References.  Unless otherwise specified, in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items as being limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and
(j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

        1.4 Accounting Principles. Unless otherwise specified, in the Loan Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (c) while Borrowers have any consolidated Subsidiaries (i) all accounting and financial terms and compliance with reporting covenants must be on a consolidating and consolidated basis, as applicable and (ii) compliance with financial covenants must be on a consolidated basis.

SECTION 2.     BORROWING PROVISIONS.

        2.1    Commitment, Use of Proceeds.

               (a) Subject to the conditions of this Agreement, Lender agrees to extend to Borrowers a revolving line of credit which shall not exceed at any time the then-applicable Commitment. The amount of the then-applicable Commitment available to Borrowers at any time shall be equal to the then-applicable Commitment less the aggregate face amount of the HELOCs.

               (b) Borrowings advanced hereunder may be used by Borrowers to (i) acquire, originate and purchase HELOCs which meet the criteria specified in the Underwriting Guidelines ("HELOC BORROWINGS") and (ii) reimburse Sub-Servicer and/or the Collection Account for Liquidity Contributions pursuant to the terms of the Liquidity Agreement ("LIQUIDITY BORROWINGS"). From and after the Maturity Date, Borrowers shall not request, and Lender shall have no obligation to fund, any HELOC Borrowing, Lender's sole remaining commitment being to fund Liquidity Borrowings through the Termination Date.

               (c) Prior to the Maturity Date and in accordance with the terms of this Agreement, Lender is hereby authorized, but is not required, to record the date and principal amount of each Borrowing and any repayment in respect of principal due under the Note on the schedule attached to the Note.

               (d) Lender and Borrower may mutually agree to extend the Maturity Date provided, however, that Lender shall have no obligation to extend the Maturity Date, such decision being at Lender's sole discretion, and, provided further, that any such agreement to extend shall be in writing and signed by Lender and Borrower.

               (e) If at any time a HELOC fails to conform to the Underwriting Guidelines, becomes a Delinquent HELOC or fails to meet the document delivery requirements under the Custodial Agreement, then such HELOC may, at Lender's sole discretion, be excluded from all calculations of the Borrowing Base. In addition, with respect to each HELOC as to which Lender has received an Outstanding Note Report from Collateral Custodian in accordance with the Custodial Agreement, Lender may request that Borrower repurchase such HELOC the next Business Day.

        2.2 Borrowing Request. Borrowers may only request a borrowing by timely delivery to (i) lender and collateral custodian the information required pursuant to Exhibit i of the Custodial Agreement, (ii) collateral custodian the collateral documents as required under section 2 of the custodial agreement and
(iii) lender a borrowing request for the borrowing before 4:00 p.m. of the business day before the borrowing date. A borrowing request is irrevocable and binding on borrowers when delivered. HELOC Borrowings shall not be requested more frequently than once per Business Day. Liquidity Borrowings shall be made on the first Business Day of each week.

        2.3 Fundings. Upon receipt of the documents set forth in SECTION 2.2, Lender shall, for any Borrowing no later than 3:30 p.m. on the Borrowing Date -- unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrowers or waived by the Lender -- either (i) wire transfer funds into the Wet Funding Account for a HELOC Borrowing if a Wet Borrowing or into the Dry Funding Account if a Dry Borrowing, or (ii) wire transfer funds into the account designated by Sub-Servicer for a Liquidity Borrowing. In addition, by 3:30 p.m. on each Borrowing Date Lender shall forward to Collateral Custodian via modem a file containing the information required pursuant to Exhibit I to the Custodian Agreement confirming the Wet Borrowings occurring on such day.

        2.4 Wet-Borrowings. With respect to each HELOC as to which a Wet Borrowing is made, Borrowers confirm their grant under this Agreement of Lender Liens as of the Borrowing Date thereof.

        2.5    Multiple Borrowers.

               (a) Borrowers. Each representation and warranty in the Loan Documents by a Borrower is deemed to be its separate representation and warranty and the joint and several representation and warranty of all Borrowers. Each covenant and agreement by any Borrower under the Loan Documents is the joint and several covenant and agreement of all Borrowers. Any communication under the Loan Documents to any one Borrower is deemed to have been concurrently received by each other Borrower.

               (b) Basis for Structure. Borrowers desire to utilize their borrowing potential on a combined basis to the same extent possible if they were merged into a single-corporate entity. Each Borrower has determined that it will specifically and materially benefit from all Borrowings. Borrowers intend and Lender has required that all Borrowers jointly and severally execute and deliver this Agreement, the Note, and certain other Loan Documents. Borrowers have requested and bargained for the structure and terms of, and security for, all Borrowings.

               (c) Joint and Several Obligation. Each Borrower irrevocably and unconditionally agrees (i) that it is jointly and severally liable to Lender for full payment and performance of the Obligation and all obligations of Borrowers under the Loan Documents, (ii) to fully pay and perform the Obligation and all of those obligations of Borrowers, and
        (iii) TO INDEMNIFY, AS A PRIMARY OBLIGOR, LENDER AGAINST ANY LOSS LENDER MAY INCUR AS A RESULT OF ANY OBLIGATIONS OF ANY BORROWER BEING OR BECOMING VOID, VOIDABLE, UNENFORCEABLE, OR INEFFECTIVE FOR ANY REASON WHATSOEVER, -- WHETHER KNOWN TO LENDER OR ANY OTHER PERSON -- THE AMOUNT OF THAT LOSS BEING THE AMOUNT WHICH LENDER WOULD OTHERWISE HAVE BEEN ENTITLED TO RECOVER FROM ANY BORROWER. THIS INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE LOAN DOCUMENTS.

               (d) Contribution Rights. Borrowers each intend that their joint and several obligations under the Loan Documents are not subject to challenge on any basis. Therefore, as of the date any transfer is deemed to occur under the Loan Documents, each Borrower's liabilities under the Loan Documents and all other liabilities -- calculated in each case to the full extent of that Borrower's probable-net exposure when and if those liabilities become absolute and mature (i.e.,

        "DATED LIABILITIES") -- are intended by that Borrower to be less than the fair valuation of all of its assets as of that date (i.e., its "DATED ASSETS"). To that end, each Borrower (i) grants to and recognizes in each other Borrower ratable Rights of subrogation and contribution in the amount, if any, by which the granting Borrower's dated assets (but for the total subrogation and contribution in its favor under this section) would exceed the granting Borrower's dated liabilities, and (ii) acknowledges receipt of and recognizes its ratable Rights to subrogation and contribution from each other Borrower in the amount that the other Borrower's dated assets (but for the total subrogation and contribution in its favor under this section) would exceed the other Borrower's dated liabilities. Each Borrower will recognize Rights of subrogation and contribution at least equal to its obligations under the Loan Documents. It is a material objective of this section that each Borrower recognize Rights to subrogation and contribution rather than be deemed not to be Solvent by reason of an arbitrary interpretation of its joint and several obligations under the Loan Documents.

        2.6 HELOC Characteristics. By 10:00 a.m. each Monday (or, if such is not a Business Day, the next succeeding Business Day), Borrower shall forward to Lender via modem a file containing the information set forth in SCHEDULE 2.6 with respect to each HELOC as of the immediately preceding Friday.

SECTION 3.     PAYMENT TERMS.

        3.1 Note. The Principal Debt (and related interest) due to Lender hereunder shall be evidenced by the Note. Notwithstanding the principal amount of the Note as stated on the face thereof, the amount of principal actually owing on the Note in any given time shall be the aggregate of all Borrowings theretofore made to Borrowers hereunder, less all payments of principal theretofore actually received hereunder, by Lender. Lender is authorized, but is not required, to endorse on a schedule attached to the Note appropriate notations evidencing the date and amount of each Borrowing as well as the amount of each principal payment made by Borrowers hereunder.

        3.2 Payment Procedures. Borrowers shall jointly and severally make each payment and prepayment on the Obligation to Lender in funds that are available for immediate use by Lender. Payments that are received by 3:00 p.m. on a Business Day are deemed received on that Business Day. Payments that are received after 3:00 pm on a Business Day are deemed received on the next Business Day. Interest on the Note shall continue to accrue through the calendar day immediately before the Business Day on which the payment is deemed received.

        3.3 Scheduled Payments. Unless otherwise provided in this Agreement, Borrowers shall jointly and severally pay the Obligation in accordance with the following table:

                       OBLIGATION                                               PAYABLE
                       ==========                                               =======
Interest on the Principal Debt unless a Default has occurred and is  As it accrues (a) by 12:00 noon on the 1st Business Day of each
continuing                                                           Calendar  Month,  and (b) on the Termination Date.

Interest at the Default Rate if a Default has occurred and is        On demand  as it  accrues
continuing

Principal Debt and any other unpaid Obligation                       On the  Termination Date



        3.4    Prepayments; Margin Calls.

               (a) Borrowing Excess. If at any time a Borrowing Excess exists, then -- on DEMAND -- Borrowers shall eliminate such Borrowing Excess by
        (i) delivering to Lender, in accordance with this Agreement, additional Collateral that causes the Borrowing Base to increase, (ii) prepaying Principal Debt to Lender, or (iii) any combination of the actions under CLAUSES (I) and (II) above.

               (b) Voluntary Prepayments. Borrowers may voluntarily prepay all or any part of the Obligation at any time without premium or penalty upon five (5) days prior written notice to Lender. Any prepayment of the Note hereunder shall be (i) made together with interest accrued (through the date of such prepayment) on the Principal Debt prepaid, and (ii) applied first to accrued interest and then in reduction of the Principal Debt.

        3.5 Order of Application. All payments and proceeds -- whether voluntary, involuntary, through the exercise of any Right of set-off or other Right, realization against any Collateral, or otherwise -- shall be applied in the following order:

               (a) All reasonable costs and expenses incurred by Lender in connection with its duties under the Loan Documents -- including, without limitation, fees and expenses paid by Lender to any servicing companies retained by Lender to assist it in servicing any Collateral required to be serviced, to any attorneys, or to any agents -- that have not been reimbursed by Lender, payable solely to Lender.

               (b) Accrued  and  unpaid   interest  on  the  Obligation  at  the
        applicable rate.

               (c) Principal Debt .

               (d) Any other portions of the Obligation.

               (e) Either to any Borrower or to its successors or assigns on behalf of all Borrowers, to be divided between them as they may agree or as a court of competent jurisdiction may direct.

        3.6    Interest Rates.

               (a) Non-Default Rate. Unless a Default has occurred and is continuing, all Principal Debt shall bear an annual interest rate equal to the lesser of either (i) the Maximum Rate or (ii) the Interest Rate.

               (b) Default Rate. Upon the occurrence, and during the continuation, of a Default, all Principal Debt and any past-due interest on the Principal Debt shall bear an annual interest rate equal to the lesser of either (i) the Maximum Rate or (ii) the Default Rate, from the date due (stated or by acceleration) until paid, whether or not payment is before or after entry of a judgment.

               (c) Rate Changes. Each change in the Interest Rate, Default Rate, and Maximum Rate shall be effective upon the effective date of change without notice to Borrowers or any other Person.

               (d) Calculations. Interest is calculated on the basis of actual days (including the first but excluding the last) over a 360-day year -- unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest is calculated on the basis of the actual number of days in that year. All interest rate determinations and calculations by Lender are conclusive and binding absent manifest error.

               (e) Maximum Rate. Regardless of any Loan Document provision, Lender is not entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any of the Obligation any amount in excess of the Maximum Rate. If Lender ever does so, then any excess is to be treated as a partial prepayment in reduction of Principal Debt, and any remaining excess shall be refunded to Borrowers, as the case may be.

        3.7 Basis Unavailable or Inadequate for LIBOR. If, on or before any date when LIBOR is to be determined for a Borrowing, Lender determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lender of making Borrowings at that rate then Lender shall promptly notify Borrowers of that determination (which is conclusive and binding on Borrowers, absent manifest error) and that until Lender notifies Borrowers that it has determined that those circumstances no longer exist -- which it shall promptly do -- Lender's Commitment under this Agreement to make LIBOR Borrowings are suspended. In such event, Borrowers shall either (i) repay in full the then-outstanding principal amount of LIBOR
Borrowings, together with accrued interest thereon or (ii) notify Lender of Borrowers' desire to convert such LIBOR Borrowings to Borrowings bearing a comparable alternative interest rate as reasonably determined by Lender (the "ALTERNATE RATE BORROWINGS").

        3.8 Additional Costs. This section shall survive the full satisfaction of the Obligation and termination of the Loan Documents, and release of Lender Liens.

               (a) For any LIBOR Borrowing, if (i) (A) any change after the date of this Agreement in any present Law -- and for purposes of this SECTION 3.8, Law includes interpretations and guidelines of any Tribunal whether or not having the force of Law -- or any future Law imposes, modifies, or deems applicable (or if compliance by Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained, (B) those reserves reduce any sums receivable by Lender under this Agreement or increase the costs incurred by Lender in advancing or maintaining any portion of any LIBOR Borrowing, and (C) Lender determines that the reduction or increase is material (and it may, in determining the material nature of the reduction or increase, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (ii) Lender shall deliver to Borrowers a
                                       13
        certificate stating in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrowers shall pay that amount to Lender within ten days after demand.

               (b) For any Borrowing, if (i) (A) any change after the date of this Agreement in any present Law or any future Law regarding capital adequacy or compliance by Lender with any request, directive, or requirement now or in the future imposed by any Tribunal regarding capital adequacy or any change in the risk category of this transaction reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (ii) Lender shall notify Borrowers and deliver to Borrowers a certificate stating in reasonable detail the calculation of the amount necessary to compensate it (which certificate is presumed correct), and Borrowers shall pay that amount to Lender within ten days after demand.

               (c) Any Taxes payable by Lender or ruled (by a Tribunal) payable by Lender in respect of any Loan Document shall -- if permitted by Law and if deemed material by Lender (who may, in determining the material nature of the amount payable, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method) -- be paid by Borrowers, together with interest and penalties, if any (except for Taxes payable on the overall net income of Lender and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Lender). Lender shall notify Borrowers and deliver to Borrowers a certificate stating in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrowers shall pay that amount to Lender within ten days after demand. If Lender subsequently receives a refund of the Taxes paid to it by Borrowers, then the recipient shall promptly pay the refund to Borrowers.

        3.9 Change in Laws. If any change, after the date of this Agreement, in any present Law or any future Law makes it unlawful for Lender to make or maintain LIBOR Borrowings, then Lender shall promptly notify Borrowers and (a) as to undisbursed funds, any requested Borrowing shall be made as a an Alternative Rate Borrowing and (b) as to any outstanding Borrowing, the Borrowing shall be converted to an Alternative Rate Borrowing as of the date of notice.

SECTION 4.     RELEASE OF COLLATERAL; SERVICING.

        4.1    Release of Collateral.

                      Satisfaction of Obligation. If the Obligation is fully paid and performed and Lender has no further obligation to fund any Borrowing, Borrowers may -- by written request to Lender -- request that Lender release the Lender Liens on all of the Collateral, instruct the Collateral Custodian to return to Borrowers or its designee all Collateral Documents then held by Collateral Custodian, and execute a release of any financing statements or other documents filed or recorded to perfect the Lender Liens.

        4.2    Servicing.

               (a) Borrowers shall maintain or cause the servicing of the HELOC to be maintained in conformity with accepted servicing practices in the industry and in a manner at least equal in quality to the servicing Borrowers provide to mortgage loans which they service for their own account. In the event Borrowers enter into any sub-servicing agreements (including the Sub- Servicing Agreement), Borrowers shall remain responsible for servicing of the HELOCs in accordance with the standards required hereunder.

               (b) For each HELOC serviced by Borrowers, Borrowers grant to Lender a lien and security interest in all servicing rights and records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of HELOC (the "SERVICING RECORDS") to secure the Obligation. Borrowers covenant to safeguard such Servicing Records and to deliver them promptly to Lender or its designee (including the Collateral Custodian) at Lender's request.

               (c) Borrowers (i) shall provide a copy of the Sub-Servicing Agreement or any other sub-servicing agreement to Lender; (ii) shall provide copies of all reports from time to time required under the Sub-Servicing Agreement or any other sub-servicing agreement from time to time entered in replacement thereof to Lender, and (iii) hereby irrevocably assign to the Lender and Lender's successors and assigns all right, title interest and the benefits of the Sub-Servicing Agreement and any other sub-servicing agreement with respect to the HELOCs.

               (d) Upon the occurrence of a Default, Lender may, in its sole discretion, transfer the servicing of the HELOCS to a third party, at no cost or expense to Lender, it being agreed that Borrowers will pay any and all fees required to effectuate the transfer of servicing to such party.

SECTION 5. CONDITIONS PRECEDENT. Lender is not obligated to fund any Borrowing unless Lender has received all of the documents and items described on SCHEDULE
5. In addition, Lender is not obligated to fund any Borrowing unless on the applicable Borrowing Date: (a) Lender has timely received a Borrowing Request;
(b) all of the representations and warranties of Borrowers in the Loan Documents are true and correct in all material respects; (c) no Default exists; (d) the funding of the Borrowing is permitted by Law and is in compliance with the limitations set forth in SECTION 2; (e) all requirements under the Custodial Agreement and all other Loan Documents related to such Borrowing shall have been satisfied; and (f) if reasonably requested by Lender, it has received evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrowers, as the case may be, to qualify for the Borrowing. Each condition precedent in this Agreement (including, without limitation, those on SCHEDULE 5) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each. Lender may, in its sole discretion, fund any Borrowing without all conditions being satisfied. However, to the extent lawful, that funding is not a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding, unless Lender specifically waives an item in writing.

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



SECTION 6. REPRESENTATIONS AND WARRANTIES. As of the date hereof and each Borrowing, Borrowers jointly and severally represent and warrant to Lender as follows:

        6.1 Purpose of Credit. Borrowings are to be used as stated in the recitals of this Agreement. No Borrower is engaged principally (or as one of its important activities) in the business of extending credit for the purpose of purchasing or carrying any "margin stock."

        6.2    About the Borrowers.

               (a) Subsidiaries and Trade Names. Except as described on SCHEDULE
        6.2 (i) no Borrower has any Subsidiaries and (ii) no Borrower has used or transacted business under any other corporate or trade name in the six-month period preceding the date of this Agreement.

               (b) Existence, Qualification, and Compliance. Each Borrower is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated as stated on SCHEDULE 6.2. Except where failure is not a Material-Adverse Event, each Borrower (i) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (as described on SCHEDULE 6.2), (ii) possesses all requisite authority, permits, and power to conduct its business as is now being -- or is contemplated by this Agreement to be -- conducted, and (iii) is in compliance with all applicable Laws.

               (c) Offices. Each Borrower's chief executive office and other principal offices are described on SCHEDULE 6.2. The present and foreseeable location of each Borrower's books and records concerning accounts and accounts receivable is at its chief executive office, and all of its books, and records are in its possession.

        6.3 Authorization and Contravention. The execution and delivery by each Borrower of each Loan Document to which it is a party and the performance by it of its related obligations (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, (c) except for any action or filing that has been taken or made on or before the date of this Agreement, require no action by or filing with any Tribunal, (d) do not violate any provision of its articles of incorporation, charter or bylaws, (e) except where not a Material-Adverse Event, do not violate any provision of Law applicable to it or any material agreements to which it is a party, and (f) except for Lender Liens, do not result in the creation or imposition of any Lien on any asset of any Borrower.

        6.4 Binding Effect. Upon execution and delivery by all parties to it, each Loan Document will constitute a legal and binding obligation of each Borrower party to it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Laws and general principles of equity.

        6.5    Fiscal Year.  The Borrowers' fiscal years end each December 31.

        6.6 Current Financials. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the financial condition, results of operations, and cash flows of the Borrowers as of, and for the portion of the fiscal year ending on their date or dates (subject only to normal

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



year-end adjustments). All material liabilities of the Borrowers as of the date or dates of the Current Financials are reflected in them or notes to them. Except for transactions directly related to, or specifically contemplated by, the Loan Documents, no subsequent material adverse changes have occurred in the financial condition of the Borrowers from that shown in the Current Financials, nor has any Borrower incurred any subsequent material liability.

        6.7 Solvency. On the date of each Borrowing, each Borrower is, and after giving effect to the requested Borrowing will be, Solvent.

        6.8 Litigation. Except as disclosed on SCHEDULE 6.8, (a) no Borrower is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to it or, if so adversely determined, would be a Material-Adverse Event, and (b) no outstanding or unpaid judgments against any Borrower exists.

        6.9 Transactions with Affiliates. No Borrower is a party to a material transaction with any of its Affiliates except (a) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, and (b) transactions described on SCHEDULE 6.9.

        6.10 Taxes. All Tax returns of each Borrower required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material-Adverse Event, and all Taxes imposed upon each Borrower that are due and payable have been paid before delinquency.

        6.11 Employee Plans. Except where occurrence or existence is not a Material-Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in 'SS' 302 of ERISA or 'SS' 412 of the IRC),
(b) no Borrower has incurred liability under ERISA to the PBGC in connection with any Employee Plan, (c) no Borrower has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Borrower has engaged in any "prohibited transaction" (as defined in 'SS' 406 of ERISA or 'SS' 4975 of the IRC), and (e) no "reportable event" (as defined in 'SS' 4043 of ERISA) has occurred in respect of any Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

        6.12 Property. Each Borrower has good and marketable title to all its property reflected on the Current Financials except for property that is obsolete or that has been disposed of in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by this Agreement.

        6.13 Intellectual Property. Each Borrower owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as presently conducted and proposed to be conducted immediately after the date of this Agreement. Each Borrower is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to any Borrower, are not a Material-Adverse Event. No Borrower has knowledge of any infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property of Borrower.

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



        6.14 Environmental Matters. Except where not a Material-Adverse Event, no Borrower (a) knows of any environmental condition or circumstance adversely affecting any Borrower's properties or operations or any material portion of the properties underlying the Collateral, (b) has received any report of any Borrower's violation of any Environmental Law, or (c) knows that any Borrower is under any obligation to remedy any violation of any Environmental Law. Each Borrower has taken prudent steps to determine that its properties and operations and that substantially all of the properties underlying the Collateral do not violate any Environmental Law except violations that are not a Material-Adverse Event.

        6.15   Government Regulations.

               (a)  Inapplicable   Regulations.   No   Borrower  is  subject  to
        regulation under the Investment Borrower Act of 1940, as amended, or the Public Utility Holding Borrower Act of 1935, as amended.

               (b)  Borrowers'  Eligibility.   Each  Borrower  is  approved  and
        qualified and in good standing as an issuer, mortgagee, or seller/Sub-Servicer, and meets all requirements applicable to its status as such, including, without limitation all necessary governmental and third-party approvals in connection with the HELOCs and the financing provided by Lender shall have been obtained and remain in effect.

        6.16 Insurance. Each Borrower maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

        6.17 Full Disclosure. Each material fact or condition relating to the Loan Documents or the financial condition, business, or property of the Borrowers that is a Material-Adverse Event has been disclosed in writing to Lender. All information previously furnished by any Borrower to Lender in connection with the Loan Documents was -- and all information furnished in the future by any Borrower to Lender will be -- true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

        6.18   Collateral.  As of the date of each Borrowing.

               (a) Borrowers are the lawful owners of, and have good and marketable title to the Collateral, free and clear of all liens and encumbrances except any lien or security interest granted pursuant hereto.

               (b) with respect to each HELOC (i) it has been duly executed by the parties thereto and constitutes a valid and binding obligation enforceable in accordance with its terms, (ii) it is not delinquent or otherwise in default, (iii) it complies with the Underwriting Guidelines, (iv) the Collateral File (as defined in the Custodial Agreement) related thereto includes each document required to be delivered under EXHIBIT E to the Custodial Agreement, and (v) it is, and all associated advances thereunder are, in full compliance with all applicable requirements of law.

                    (c) Lender has a valid and perfected first priority security interest in the Collateral.

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



        6.19 Conflicts. There shall not exist any judgment, order, injunction or other restraint prohibiting or, in the reasonable judgment of Lender, imposing materially adverse conditions upon the consummation of the financing.

SECTION 7. AFFIRMATIVE COVENANTS. Until the commitment by Lender to extend credit under this Agreement has been canceled or terminated and the Obligation is fully paid and performed, Borrowers jointly and severally covenant and agree with Lender as follows:

        7.1 Reporting Requirements. Borrowers shall cause to be furnished to Lender (except as otherwise required below) the following, all in form and detail reasonably satisfactory to Lender:

               (a) Annual Financials. Promptly when available but at least within 90 days after each fiscal-year end of Borrowers (except as may be extended in accordance with regulations adopted by the Securities and Exchange Commission), the consolidated Financials of the Borrowers as of that year end, each reflecting the corresponding figures for the preceding fiscal year in comparative form, accompanied by (i) the related report prepared by independent certified public accountants acceptable to Lender and stating that those statements were prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in GAAP concurred in by Borrowers' independent public accountants, and (ii) a Compliance Certificate.

               (b) Quarterly Financials. Promptly when available but at least within 45 days after the last day of each Calendar Quarter (except as may be extended in accordance with regulations adopted by the Securities and Exchange Commission), the consolidated Financials of the Borrowers as of the end of that Calendar Quarter, accompanied by a Compliance Certificate.

               (c) Notices. Notice, promptly after any Borrower knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Borrower, would be a Material-Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Borrower in any Loan Document that constitutes a Material-Adverse Event, (iii) the receipt by any Borrower of notice of any violation or alleged violation of ERISA or any Environmental Law or other Law if that violation is a Material-Adverse Event, or (iv) a Default or Potential Default specifying the nature thereof and what action the Borrowers have taken, are taking, or propose to take with respect to it.

               (d) Additional Reports. Furnish to Lender, upon request, copies of the reports furnished to Borrowers under the Custodial Agreement and the Liquidity Agreement not otherwise required to be delivered to Lender, and such other reports as Lender may from time to time request in form reasonably satisfactory to Lender.

               (e) Other Information. Promptly upon reasonable request by Lender, information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of any Borrower and opinions, certifications, and documents in addition to those mentioned in this Agreement.

        7.2 Use of Proceeds. Borrowers shall use the proceeds of Borrowings only for the purposes stated in SECTION 6.1 of this Agreement.


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



        7.3 Books and Records. Each Borrower shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

        7.4 Inspections. Upon reasonable request, each Borrower shall allow Lender or its Representatives to inspect any of its properties, to review reports, files, and other records in connection with the HELOCs and to make and take away copies of such reports, files, and other records, to conduct tests or investigations in connection with the HELOCs, and to discuss any of its affairs, conditions, and finances with its directors, officers, employees, representatives, or accountants from time to time during reasonable business hours.

        7.5 Taxes. Each Borrower shall promptly pay when due any and all Taxes other than Taxes of which the failure to pay is not a Material-Adverse Event or which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

        7.6 Expenses. Borrowers shall pay (a) all reasonable legal fees and expenses incurred by Lender in connection with the preparation, negotiation, and execution of the Loan Documents, (b) all reasonable legal fees and expenses incurred by Lender in connection with each separate future amendment, consent, waiver, or approval executed in connection with any Loan Document, (c) all fees, charges, or Taxes for the recording or filing of any Loan Document to create or perfect Lender Liens, (d) all other reasonable out-of-pocket expenses of Lender in connection with the preparation, negotiation, execution, or administration of the Loan Documents -- including, without limitation, courier expenses incurred in connection with the Collateral, (e) all amounts expended, advanced, or incurred by Lender to satisfy any obligation of any Borrower under any Loan Document, to collect the Obligation, or to enforce the Rights of Lender under any Loan Document -- including, without limitation, all court costs, attorneys' fees (whether for trial, appeal, other proceedings, or otherwise), fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, (f) interest at an annual interest rate equal to the Default Rate on each item specified in CLAUSES (a) through (e) above from 30 days after the date of written demand or request for reimbursement to the date of reimbursement, and (g) any and all stamp and other Taxes payable or determined to be payable in connection with the execution, delivery, or recordation of any Loan Document -- IN CONNECTION WITH WHICH BORROWERS SHALL INDEMNIFY AND SAVE LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES WITH RESPECT TO OR RESULTING FROM ANY DELAY IN PAYING OR OMISSION TO PAY THOSE TAXES TO THE EXTENT THOSE LIABILITIES ARISE SOLELY BECAUSE BORROWERS FAILED TO PAY THE TAXES UPON DEMAND BY LENDER, WHICH INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE LOAN DOCUMENTS.

        7.7 Maintenance of Existence,  Assets, and Business. Each Borrower shall
(a) except as permitted by SECTION 8.3, maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material-Adverse Event, and (b) maintain all licenses, permits, and franchises necessary for its business where failure to do so is a Material-Adverse Event -- including, without limitation, each Borrowers's eligibility as a lender, seller/servicer, and issuer.

        7.8 Insurance. Each Borrower shall (a) maintain with financially sound and reputable insurers, insurance with respect to its assets and business against such liabilities, casualties, risks, and contingencies and in such types and amounts -- including, without limitation, a fidelity bond or bonds in form and with coverage, with a Borrower, and with respect to such individuals or groups of individuals -- as is customary

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



in the case of Persons engaged in the same or similar businesses and similarly situated, and (b) upon Lender's request, furnish to Lender from time to time
(i) a summary of its insurance coverage in form and substance satisfactory to Lender, and (ii) originals or copies of the applicable policies.

        7.9 INDEMNIFICATION. IN CONSIDERATION OF THE COMMITMENTS BY LENDER UNDER THE LOAN DOCUMENTS, BORROWERS SHALL INDEMNIFY AND DEFEND LENDER AND ITS AFFILIATES AND REPRESENTATIVES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") -- AND DEFEND THEM, WHETHER OR NOT THEY ARE A PARTY TO SUCH INVESTIGATION, LITIGATION, OR PROCEEDING, AND HOLD EACH OF THEM HARMLESS -- AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, DEFICIENCIES, INTEREST, JUDGMENTS, COSTS, AND EXPENSES -- INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND
EXPENSES -- INCURRED BY ANY OF THEM ARISING FROM OR BECAUSE OF (a) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING BROUGHT OR THREATENED IN CONNECTION WITH ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY USE BY ANY BORROWER OF THE PROCEEDS OF BORROWINGS, (b) ANY IMPOUNDMENT, ATTACHMENT, OR RETENTION OF ANY COLLATERAL, (c) ANY ALLEGED VIOLATION OF ANY FEDERAL OR STATE LAW RELATING TO USURY IN CONNECTION WITH ANY COLLATERAL, AND (d) ANY REPRESENTATION MADE BY ANY BORROWER UNDER ANY LOAN DOCUMENT. ALTHOUGH EACH INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION FOR ANY INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THIS INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE LOAN DOCUMENTS.

        7.10 Management. Borrowers shall give Lender prompt notice of (a) all senior management changes and (b) any substantial material change in any Borrower's management structure.

        7.11 Records. Borrowers shall maintain complete and accurate records and files pertaining to each HELOC delivered to Collateral Custodian, and retain such records and files together with any HELOC loan documents in their restricted access secure facilities reasonably safe from loss or destruction.

        7.12 Collection Efforts. Borrowers will exercise collection efforts with respect to each HELOC as is consistent with sound business practice and shall be responsible for collections on each delinquent HELOC.

        7.13 Servicing. Borrowers shall service each HELOC in accordance with the standards set forth in this Agreement.

SECTION 8. NEGATIVE COVENANTS. Until all commitments by Lenders to extend credit under this Agreement have been canceled or terminated and the Obligation is fully paid and performed, Borrowers jointly and severally covenant and agree with Lender as follows:

        8.1 Debt. No Borrower may directly or indirectly create, incur, or suffer to exist (a) any Debt except Permitted Debt.

        8.2 Liens. No Borrower may directly or indirectly create or incur any Lien on the Collateral except Liens in favor of Lender.

        8.3 Merger or Consolidation. No Borrower may directly or indirectly merge or consolidate with or into any other Person except that any Borrower may merge into or be consolidated with any other
                                       21




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



entity so long as any Borrower involved is the surviving corporation and such merger or consolidation does not create a Material-Adverse Event.

        8.4 Liquidations and Dispositions of Assets. No Borrower may directly or indirectly dissolve or liquidate or sell, transfer, lease, or otherwise dispose of (i) any material portion of its assets or business except for sales or other dispositions by any Borrower in the ordinary course of business subject to
SECTION 4, or (ii) Collateral.

        8.5 Use of Proceeds. Borrowers may not directly or indirectly use the proceeds of Borrowings for any purpose other than as represented in this Agreement.

        8.6 Compliance with Laws and Documents. No Borrower may directly or indirectly (a) violate the provisions of any Laws applicable to it or of any Material Agreement to which it is a party if that violation alone or with all other violations is a Material-Adverse Event or (b) violate the provisions of its articles of incorporation, charter or bylaws or repeal, replace or amend any provision of its articles of incorporation, charter or bylaws if any such action is a Material-Adverse Event.

        8.7 Assignment. No Borrower may directly or indirectly assign or transfer any of its Rights, interests, duties, or obligations under any of the Loan Documents or in any of the HELOCs.

        8.8 HELOCs. No Borrower may originate or acquire any home equity lines of credit except with the proceeds of a Borrowing unless Lender has otherwise permitted in writing.

        8.9  Delinquent  HELOCs.   Delinquent  HELOCs,  for  any  period  of  15
consecutive days, represent more than 12.5% of the HELOCs.

SECTION 9.     DEFAULTS AND REMEDIES.

        9.1 Default. The term "DEFAULT" means the existence or occurrence of any one or more of the following:

               (a) Obligation. Borrowers fail to pay the Obligation in whole or in part or the full amount of any interest thereon when due under the Loan Documents.

               (b) Covenants. Any Borrower fails to punctually and properly perform, observe, and comply with any (i) any covenant, agreement, or condition under SECTION 7 or 8, (ii) any covenant, agreement, or condition contained in any of the Loan Documents -- other than covenants to pay the Obligation and the covenants listed in CLAUSE (I) above -- and that failure continues for a period of five (5) calendar days after any Borrower has, or, with the exercise of reasonable investigation, should have, notice of it, or (iii) any event of default occurs and is continuing under any other document or agreement between Borrower and Lender.

               (c) Misrepresentation. Any material statement, warranty, or representation by or on behalf of any Borrower in any Loan Document or other writing authored by or on behalf of any Borrower and furnished in connection with the Loan Documents, proves to have been incorrect or misleading in any material respect as of the date made or deemed made.



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



               (d) Debtor Law. Any Borrower (i) is not Solvent, (ii) fails to pay its Debts generally as they become due, (iii) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (iv) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law -- other than as a creditor or claimant -- that could suspend or otherwise adversely affect the Rights of Lender granted in the Loan Documents unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing.

               (e) Other Debt. Any Borrower fails to make any payment due on any Debt of at least $250,000 or security (with respect to which any Borrower has redemption, sinking fund, or other purchase obligations) or any event occurs or any condition exists in respect of any Debt or security of any Borrower, the effect of which is (i) to cause or to permit any holder of that Debt or security or a trustee to cause
        (whether or not it elects to cause) any of that Debt or security to become due before its stated maturity or its regularly scheduled payment dates, or (ii) to permit a trustee or the holder of any security (other than common stock of any Borrower) to elect (whether or not it does elect) a majority of the directors on the board of directors of that Borrower.

               (f) Judgments. A judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against any Borrower, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed.

               (g) Attachments. The failure to have discharged within a period of 30 days after the commencement of any attachment, sequestration, or similar proceeding against any of the assets of any Borrower.

               (h) Unenforceability. Any material provision of any Loan Document for any reason ceases to be in full force and effect or is fully or partially declared null and void or unenforceable or the validity or enforceability of any Loan Document is challenged or denied by any Borrower.

               (i) Change of Control. Either (i) any material change in the management of any Borrower from that management as it exists on the date of this Agreement, (ii) failure to provide advance notice of any material change in management, or (iii) any change in the majority ownership or control of any Borrower from that ownership or control as it exists on the date of this Agreement.

               (j) Material Adverse Change. Any material adverse change in the condition (financial or otherwise) of the Borrowers or their Subsidiaries, whether shown on the financials delivered under SECTION 7.1, or otherwise.

        9.2    Remedies.

               (a) Debtor Law. Upon the occurrence of a Default under SECTION 9.1(d), the commitment of Lender to extend credit under this agreement automatically terminates and the full Obligation is automatically due and payable, without presentment, demand, notice of default, notice of the intent to accelerate, notice of acceleration, or other requirements of any kind, all of which are expressly waived by Borrowers.

               (b) Other Defaults. While a Default exists -- other than those described in CLAUSE (a) above -- Lender may declare the Obligation to be immediately due and payable, whereupon it shall be due and payable and the commitment of Lender to extend credit under this Agreement is then automatically terminated.

               (c) Other Remedies. Following the termination of the commitment of Lender to extend credit under this Agreement and the acceleration of the Obligation, Lender may do any one or more of the following: reduce any claim to judgment; foreclose upon or otherwise enforce any Lender Liens; and exercise any other Rights in the Loan Documents, at Law, in equity, or otherwise that Lender may elect.

        9.3 Right of Offset. Borrowers hereby grant to Lender a right of offset, to secure the repayment of the Obligation, upon any and all monies, securities, or other property of Borrowers, and the proceeds therefrom now or hereafter held or received by or in transit to Lender from or for the account of Borrowers, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of Borrowers, and any and all claims of Borrowers against Lender at any time existing. Upon the occurrence of any Default, Lender is authorized at any time and from time to time, without notice to any Borrower, to offset, appropriate, and apply any and all of those items against the Obligation, subject to SECTION 3.6. Notwithstanding anything in this section or elsewhere in this Agreement to the contrary, Lender shall not have any right to offset, appropriate, or apply any accounts of Borrowers which consist of escrowed funds (except and to the extent of any beneficial interest which Borrowers have in such escrowed funds) which have been so identified by any Borrower in writing at the time of deposit thereof.

        9.4 Waivers. Borrowers waive any right to require Lender to (a) proceed against any Person, (b) proceed against or exhaust any of the Collateral or pursue its Rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Lender shall not be required to take any steps necessary to preserve any Rights of any Borrower against any Person from which any Borrower purchased any Collateral or to preserve Rights against prior parties. Borrowers and each surety, endorser, guarantor, pledgor, and other party ever liable or whose property is ever liable for payment of any of the Obligation jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their or their property's liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

        9.5 Performance by Lender. Should any covenant, duty, or agreement of any Borrower fail to be performed in accordance with the terms of this Agreement or of any document delivered under this Agreement, Lender may, at its option, after notice to Borrowers, perform, or attempt to perform, such covenant, duty, or agreement on behalf of that Borrower. In such event, Borrowers shall jointly and severally, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its principal place of business, together with interest thereon at the Default Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume and shall never have, except by express written consent of Lender, any liability or responsibility for the performance of any duties of any Borrower under this Agreement or under any other document delivered under this Agreement.

        9.6 No Responsibility. Except in the case of fraud, gross negligence, or willful misconduct, neither Lender nor any of its officers, directors, employees, or attorneys shall assume -- or ever have any liability or responsibility for -- any diminution in the value of the Collateral or any part of the Collateral.

        9.7 No Waiver. The acceptance by Lender at any time and from time to time of partial payment or performance by any Borrower of any of their respective obligations under this Agreement or under any Loan Document shall not be deemed to be a waiver of any Default then existing. No waiver by Lender shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Lender in exercising any right under this Agreement or under any other document required to be executed under or in connection with this Agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this Agreement or otherwise.

        9.8 Cumulative Rights. All Rights available to Lender under this Agreement or under any other document delivered under this Agreement shall be cumulative of and in addition to all other Rights granted to Lender at Law or in equity, whether or not the Note be due and payable and whether or not Lender shall have instituted any suit for collection, foreclosure, or other action in connection with this Agreement or any other document delivered under this Agreement.

        9.9 Costs. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Lender in the exercise of any Right provided in any Loan Document is payable to Lender on demand, is part of the Obligation, and bears interest at the Default Rate from the date paid by Lender to the date repaid by Borrowers.

SECTION 10.    MISCELLANEOUS.

        10.1 Nonbusiness Days. Any action that is due under any Loan Document on a non-Business Day may be delayed until the next Business Day. However, interest accrues on any payment until it is made.

        10.2 Communications. Unless otherwise stated, a communication under any Loan Document to a party to this Agreement must be written to be effective and is deemed given:

               For Borrowing Requests, only when actually received by Lender, as applicable.

               Otherwise, if by fax, when transmitted to the appropriate fax number -- but, without affecting the date deemed given, the fax must be promptly confirmed by telephone.

               Otherwise, if by mail, on the third Business Day after enclosed in a properly addressed, stamped, and sealed envelope deposited in the appropriate official postal service.

               Otherwise, when actually delivered.

Until changed by written notice to each other party to this Agreement, the address and fax number are stated for Borrowers and Lender beside their names on the signature pages below.

        10.3 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under the Loan Documents must be satisfactory to Lender and its counsel.

        10.4 Exceptions to Covenants. An exception to any Loan Document covenant does not permit violation of any other Loan Document covenant.

        10.5 Survival. All Loan Document provisions survive all closings and are not affected by any investigation made by any party.

        10.6 Governing Law. Unless otherwise stated, each Loan Document must be construed -- and its performance enforced -- under the Laws of the State of New York and the United States of America.

        10.7 Invalid Provisions. If any provision of a Loan Document is judicially determined to be unenforceable, all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Loan Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

        10.8 Conflicts Between Loan Documents. The provisions of this Agreement control if in conflict (i.e., the provisions contradict each other as opposed to a Loan Document containing additional provisions not in conflict) with the provisions of any other Loan Document.

        10.9 Discharge and Certain Reinstatement. Borrowers' obligations under the Loan Documents remain in full force and effect until Lender has no commitment to extend credit under the Loan Documents and the Obligation is fully paid (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If any payment under any Loan Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Loan Documents in respect of that payment are automatically reinstated as though the payment had not been made when due.

        10.10 Amendments, Consents, Conflicts, and Waivers. An amendment (which may be in substantially the form of EXHIBIT F) of -- or an approval, consent, or waiver by Lender under -- any Loan Document must be in writing executed by Borrowers and Lender.

No course of dealing or any failure or delay by Lender or any of its Representatives with respect to exercising any Right of Lender under the Loan Documents operates as a waiver of that Right. An approval, consent, or waiver is only effective for the specific instance and purpose for which it is given. The Loan Documents may only be supplemented by agreements, documents, and instruments delivered according to their respective express terms.

        10.11 Multiple Counterparts. Any Loan Document may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. This Agreement is effective when counterparts of it have been executed and delivered to Lender.

        10.12 Parties. This Agreement binds and inures to Borrowers, Lender, and their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense about this Agreement.

               (a) Assignment by Borrowers. No Borrower may assign any Rights or obligations under any Loan Document without first obtaining the written consent of Lender.

               (b) Assignment by Lender. Lender may assign, pledge, and otherwise transfer all or any of its Rights and obligations under the Loan Documents in the ordinary course of its lending business and in accordance with all Laws, without the consent of any party to this Agreement. Upon any such assignment or transfer as of the Effective Date in the assignment documents, then (i) any such assignee shall be for all purposes a Lender party to -- with all the Rights and obligations of Lender under -- this Agreement, with a Commitment as stated in the Assignment, (ii) Lender is released from its obligations under the Loan Documents to a corresponding extent, (iii) this Agreement is automatically deemed to reflect the name, address, and Commitment of any such assignee and the reduced Commitment of Lender, and Lender shall deliver to Borrowers a written notice reflecting those changes, (iv) Borrowers shall execute and deliver to each of Lender and such assignee a Note, each based upon their respective Commitments following the transfer, (v) upon delivery of the one or more Notes under CLAUSE (IV) above, Lender shall return to Borrowers the Note previously delivered to it under this Agreement, and (vi) such assignee is subject to all the provisions in the Loan Documents.

               (c) Otherwise Void. Any purported assignment, pledge, or other transfer in violation of this section is void from the beginning and not effective.

        10.13 Participations. Lender may at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its Commitment and its share of the Obligation provided that, for each participation (i) Lender's obligations under the Loan Documents must remain unchanged, (ii) Lender must remain solely responsible for the performance of those obligations, (iii) Lender must remain the holder of the Note for all purposes under the Loan Documents, and (iv) Borrowers may continue to deal solely and directly with Lender in connection with those Rights and obligations. Lender may obtain for each of its Participants the benefits of the Loan Documents related to participations in its share of the Obligation, but Borrowers are never obligated to pay any greater amount that would be due to Lender under the Loan Documents calculated as though no participation had been made. Otherwise, Participants have no Rights under the Loan Documents.

        10.14 Jurisdiction; Venue; Service of Process; and Jury Trial. EACH PARTY, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF EACH BORROWER, FOR EACH OF ITS SUBSIDIARIES), (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT,
(C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM,

(D)   AGREES   TO   DESIGNATE   AND  MAINTAIN   AN   AGENT   FOR   SERVICE    OF
PROCESS  IN  NEW  YORK,  NEW  YORK,  IN  CONNECTION  WITH  ANY  SUCH  LITIGATION
AND TO DELIVER TO LENDER EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all- encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrowers (for themselves and on behalf of each of their Subsidiaries) and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. Borrowers (for themselves and on behalf of each of their Subsidiaries) and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal Counsel. THE WAIVERS IN THIS SECTION ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

        10.15 Entire Agreement. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.]

        EXECUTED as of the date first stated in this Agreement.

                                            BORROWERS:

(address)                                   IMC MORTGAGE COMPANY

IMC Mortgage Company
3450 Buschwood Park Drive, Suite 250
Tampa, FL 33618
Attn: Tom Middleton                         By /s/ Thomas G. Middleton
Tel 813/915-2503                               _________________________________
Fax 813/933-6023                           (Name) THOMAS G. MIDDLETON
                                                  ______________________________
                                           (Title) President
                                                  ______________________________


(address)                                   INDUSTRY MORTGAGE COMPANY, L.P.,

                                            By: Industry Mortgage Corporation,
                                                its general partner

Industry Mortgage Company, L.P.
3450 Buschwood Park Drive, Suite 250
Tampa, FL 33618
Attn: Tom Middleton                         By /s/ Thomas G. Middleton
Tel 813/915-2503                               _________________________________
Fax 813/933-6023                            (Name) THOMAS G. MIDDLETON
                                                  ______________________________
                                            (Title)  President
                                                  ______________________________


(address)                                   IMC CORPORATION OF AMERICA

IMC Corporation of America
3450 Buschwood Park Drive, Suite 250
Tampa, FL 33618
Attn: Tom Middleton                         By /s/ Thomas G. Middleton
Tel 813/915-2503                               _________________________________
Fax 813/933-6023                            (Name) THOMAS G. MIDDLETON
                                                  ______________________________
                                            (Title) President
                                                  ______________________________


                                            LENDER:

(address)                                   NOMURA ASSET CAPITAL CORPORATION,

2  World Financial Center, Building B
New York, New York  10281-1198
Attn:  Helaine F. Hebble,                   By:
        Vice President                         _________________________________
Tel (212) 667-9087                             Helaine F. Hebble, Vice President
Fax (212) 667-1391



                        SIGNATURE PAGE TO LOAN AGREEMENT

        EXECUTED as of the date first stated in this Agreement.

                                            BORROWERS:

(address)                                   IMC MORTGAGE COMPANY

IMC Mortgage Company
3450 Buschwood Park Drive, Suite 250
Tampa, FL 33618
Attn: Tom Middleton                         By
Tel 813/915-2503                               _________________________________
Fax 813/933-6023                           (Name)
                                                  ______________________________
                                           (Title)
                                                  ______________________________


(address)                                   INDUSTRY MORTGAGE COMPANY, L.P.,

                                            By: Industry Mortgage Corporation,
                                                its general partner

Industry Mortgage Company, L.P.
3450 Buschwood Park Drive, Suite 250
Tampa, FL 33618
Attn: Tom Middleton                         By
Tel 813/915-2503                               _________________________________
Fax 813/933-6023                            (Name)
                                                  ______________________________
                                            (Title)
                                                  ______________________________


(address)                                   IMC CORPORATION OF AMERICA

IMC Corporation of America
3450 Buschwood Park Drive, Suite 250
Tampa, FL 33618
Attn: Tom Middleton                         By
Tel 813/915-2503                               _________________________________
Fax 813/933-6023                            (Name)
                                                  ______________________________
                                            (Title)
                                                  ______________________________


                                            LENDER:

(address)                                   NOMURA ASSET CAPITAL CORPORATION,

2  World Financial Center, Building B
New York, New York  10281-1198
Attn:  Helaine F. Hebble,                   By: /s/ Helaine F. Hebble
        Vice President                         _________________________________
Tel (212) 667-9087                             Helaine F. Hebble, Vice President
Fax (212) 667-1391



                        SIGNATURE PAGE TO LOAN AGREEMENT

                                  SCHEDULE 2.1

                             UNDERWRITING GUIDELINES

                                  SCHEDULE 2.6

                              HELOC CHARACTERISTICS

        1.     Loan Number
        2.     Primary Borrower First Name
        3.     Primary Borrower Last Name
        4.     Primary Borrower Social Security Number
        5.     Co-Borrower First Name
        6.     Co-Borrower Last Name
        7.     Co-Borrower Social Security Number
        8.     Borrower Self Employed
        9.     Co-Borrower Self Employed
        10.    Property Address
        11.    Property City
        12.    Property State
        13.    Property Zip Code
        14.    Billing Address
        15.    Billing City
        16.    Billing State
        17.    Billing Zip Code
        18.    Primary Phone No.
        19.    Secondary Phone No.
        20.    Lien Position
        21.    Adjustment Type (ARM)
        22.    Ownership Type (Fee Simple or Leasehold)
        23.    Assumability
        24.    Documentation Level (full, NIQ, NIV)
        25.    Property type
        26.    Purpose
        27.    Occupancy Status (primary, secondary or investment)
        28.    Original Rate
        29.    Actual Gross Rate
        30.    Original P&I
        31.    Current P&I
        32.    Original Balance
        33.    Actual Balance
        34.    Maximum Credit Line Balance
        35.    Current Unsecuritized Credit Line Balance
        36.    Senior Balance
        37.    Senior Lien Type
        38.    Origination/Closing Date
        39.    First Payment Date
        40.    Maturity Date
        41.    Original Term (in months)
        42.    Amortized Original Term (in months)
        43.    Balloon Flag
        44.    Next Payment Due Date
        45.    Service Fee
        46.    Maximum Combined LTV - as specified on the UW Cert
        47.    Current Appraisal


                                                                    SCHEDULE 2.6

        48.    Purchase Price
        49.    Debt Ratio
        50.    Index Type (Prime)
        51.    Gross Margin
        52.    Maximum Rate
        53.    Minimum Rate
        54.    Prior Bankruptcy
        55.    Prior Foreclosure
        56.    Funding Date by Nomura (Purchase Date)
        57.    Originator Code
        58.    IMC Loan Program Code
        59.    Annual Fee

                                                                    SCHEDULE 2.6

                                   SCHEDULE 5

                               CLOSING CONDITIONS

     Unless otherwise specified, all dated as of the Closing Date or a date
           (a "CURRENT DATE") within 30 days before the Closing Date.

H&B    [1.]    LOAN AGREEMENT dated as of September __, 1996,  between Borrowers and  Lender -- all of the terms in which  have the same  meanings when used in this schedule -- accompanied by:

                      Schedule 5    -    Closing Conditions
                      Schedule 2.6  -    HELOC Characteristics
                      Schedule 6.2  -    Borrowers
                      Schedule 6.8  -    Litigation and Judgments
                      Schedule 6.9  -    Affiliate Transactions

                      Exhibit A     -    Form of Note
                      Exhibit B-1   -    Form of Custodial Agreement
                      Exhibit B-2   -    Form of Liquidity Agreement
                      Exhibit C-1   -    Form of Security Agreement
                      Exhibit C-2   -    Form of Financing Statement
                      Exhibit D     -    Form of Borrowing Request
                      Exhibit E-1   -    Form of Opinion of Counsel to Borrowers
                      Exhibit E-2   -    Form of Opinion of Counsel to Custodian
                      Exhibit F     -    Form of Amendment

H&B    [2.]    NOTE in the original  principal amount of $100,000,000,  executed by  Borrowers,  payable  to the  order of  Nomura  Asset  Capital
               Corporation, and in substantially the form of EXHIBIT A to the Loan Agreement.

H&B    [3.]    SECURITY  AGREEMENT executed by Borrowers as debtor and Lender as secured party, and in substantially the form of EXHIBIT C-1 to the Loan Agreement.

H&B    [4.]    FINANCING  STATEMENTS  executed by Borrowers as debtor and Lender as secured party, for filing with the following UCC filing offices, and in substantially the form of EXHIBIT C-2 to the Loan
               Agreement:


              NAME                    JURISDICTION         NUMBER            DATE
              ====                    ============         ======            =====
     IMC Mortgage Company               Florida
     IMC Corporation of America         Delaware
     Industry Mortgage Company, L.P.    Delaware


H&B    [5.]    UCC  SEARCH  REPORTS  for  financing   statements  filed  against
               Borrowers as Debtor with the following UCC filing offices as of Current Dates:

--------
[ ] indicates items not complete at time of this draft of this schedule, together with names of parties or counsel with responsibility for each.

                                                                      SCHEDULE 5


         DEBTOR              FILE NO.       FILE DATE          DESCRIPTION
------------------------ ----------------- ---------- -----------------------------
IMC Mortgage Company

IMC Corporation of
America

Industry Mortgage
Company, L.P.


IMC    [6.]    TERMINATIONS OR AMENDMENTS OF FINANCING  STATEMENTS  reflected in the UCC Search Reports described above that, in the judgment of Lender and its special counsel, conflict with the priority of the Lender Liens contemplated by the Loan Documents, each executed by the appropriate secured party and (if necessary) debtor, and in form acceptable to Agent for filing with the applicable UCC filing offices: [TO BE DETERMINED].

IMC    [7.]    CORPORATE  CHARTER for IMC  Mortgage  Company,  certified as of a
               Current Date, by the Secretary of the State of Florida.

IMC    [8.]    OFFICERS'  CERTIFICATE for IMC Mortgage Company,  executed by the
               President and Secretary of IMC Mortgage Company as to (a) the due
               incumbency of its officers authorized to execute or attest to the
               Loan  Documents,  (b)  resolutions  duly adopted by its directors approving and  authorizing  the execution of the Loan  Documents,
               (c) its corporate charter, and (d) bylaws, accompanied by:

                      Exhibit A - Resolutions
                      Exhibit B - Charter
                      Exhibit C - Bylaws

IMC    [9.]    CORPORATE CHARTER for IMC Corporation of America, certified as of a Current Date, by the Secretary of the State of Delaware.

IMC   [10.]    OFFICERS' CERTIFICATE for IMC Corporation of America, executed by the President and Secretary of IMC  Corporation  of America as to
               (a) the due  incumbency of its officers  authorized to execute or attest to the Loan Documents, (b) resolutions duly adopted by its directors  approving  and  authorizing  the execution of the Loan
               Documents, (c) its corporate charter, and (d) bylaws, accompanied by:

                      Exhibit A - Resolutions
                      Exhibit B - Charter
                      Exhibit C - Bylaws

IMC   [11.]    CERTIFICATE  OF LIMITED  PARTNERSHIP,  certified  as of a Current
               Date,  by the  Secretary  of the State of Delaware  for  Industry
               Mortgage Company, L.P.

IMC   [12.]    OFFICERS'  CERTIFICATE  for  IMC  Mortgage  Company,  as  general partner of  Industry  Mortgage  Company,  L.P.,  executed  by the
               President and Secretary of IMC Mortgage Company as to (a) the due
               incumbency of its officers authorized to execute or attest to the
               Loan  Documents,  (b)  resolutions  duly adopted by its directors approving and  authorizing  the execution of the Loan  Documents,
               (c) its corporate charter, and (d) bylaws, accompanied by:

                                                                      SCHEDULE 5

                      Exhibit A - Resolutions
                      Exhibit B - Charter
                      Exhibit C - Bylaws

IMC   [13.]    CERTIFICATES OF QUALIFICATION,  GOOD STANDING,  AND AUTHORITY for
               Borrowers,   issued  as  of  Current  Dates  by  the  appropriate
               Tribunals for the following jurisdictions:


           COMPANY               JURISDICTION       CERTIFICATE           DATE
           -------               ------------       -----------           ----
IMC Mortgage Company               Florida

IMC Corporation of America         Delaware

Industry Mortgage Company, L.P     Delaware



IMC   [14.]    OPINION of _________________,  as counsel to Borrowers, addressed to Lender, and in substantially the form of EXHIBIT E-1.

IMC   [15.]    OPINION of  _________________,  as  counsel  to LaSalle  National
               Bank,  in  its  capacity  as  Sub-Servicer  under  the  Liquidity
               Agreement and the Sub-Servicing Agreement, and in its capacity as
               Collateral   Custodian   under   the   Custodial   Agreement   in
               substantially the form of EXHIBIT E-2.

H&B   [16.]    Sub-Servicing Agreement.

H&B   [17.]    Custodial Agreement.

H&B   [18.]    Lockbox Agreement.

H&B   [19.]    Liquidity Agreement.

IMC   [20.]    Partnership Agreement forming Industry Mortgage Company, L.P.

IMC   [21.]    Payment of all fees and  expenses  of Lender,  including  without
               limitation,   those  of  attorneys,   Collateral  Custodian,  and
               Sub-Servicer.

       22.     Such other documents and items as Lender may reasonably request.

                                                                      SCHEDULE 5

                                  SCHEDULE 6.2

                                                       COMPANIES
                                                STATE OF      STATES QUALIFIED       TRADE NAMES         STILL USING
                                             INCORPORATION       AS FOREIGN         USED IN LAST             NAME
      NAME                OWNERSHIP         OR ORGANIZATION         CORP.            FOUR MONTHS             Y/N

IMC Mortgage
Company                    Annex A              Florida            Annex B       IMCC Financial               Y

IMC Corporation    100% Industry Mortgage       Delaware           Annex C       Industry Mortgage            Y
of America         Company, LP                                                   Company, LP

Industry Mortgage  99% IMC Mortgage             Delaware           Annex C       Equitystars           Y -- Equitystars
Company, LP        Company                                                       IMCO, Limited            N -- IMCO
                   1% Industry Mortgage                                          Partnership
                   Corporation




                             COMPANIES

                   CHIEF EXECUTIVE   OTHER PRINCIPAL
      NAME              OFFICE           OFFICES
IMC Mortgage
Company               Tampa, FL          Annex D

IMC Corporation       Tampa, FL          Annex D
of America

Industry Mortgage     Tampa, FL          Annex D
Company, LP

                                                                    Schedule 6.2

                                    ANNEX A
                             PRINCIPAL STOCKHOLDERS
                                (AS OF 6/25/96)

     The following table sets forth certain information regarding the ownership of the Common Stock after giving effect to the transactions described in the Reorganization Plan, of: (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock immediately prior to the Public Offering; (ii) each of the Company's directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

                                                            SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                                              OWNED PRIOR TO                        OWNED PRIOR TO
                                                            THE PUBLIC OFFERING                 THE PUBLIC OFFERING(1)
                                                            -------------------                 ----------------------
                                                                PERCENT OF                            PERCENT OF
          NAME OF BENEFICIAL OWNER              NUMBER             CLASS            NUMBER              CLASS
--------------------------------------------   ---------    -------------------    ---------    ----------------------

ContiTrade Services Corporation ............   1,350,000           17.72%          1,350,000             12.59%
  277 Park Avenue
  New York, New York 10172

Branchview, Inc. ...........................     830,928           13.25             830,928              8.87
  989 McBride Avenue
  West Patterson, New Jersey 07424

JRJ Associates Inc. ........................     572,669            9.13             572,669              6.11
  20 Waterview Blvd.
  Parsippany, New Jersey 07054

Cityscape Corp. ............................     545,455            8.70             545,455              5.82
  565 Taxter Road
  Elmsford, New York 10523-2300

Mortgage America ...........................     567,226            9.05             567,226              6.05
  305 5th Street, Suite 200
  Bay City, Michigan 48708

Investors Mortgage, a Washington LP              494,988            7.89             494,988              5.28
  10220 N.E. Points Drive, Suite 200
  Kirkland, Washington 98033

American Industrial Loan Association .......     599,884            9.57             599,884              6.40
  3420 Holland Road, Suite 107
  Virginia Beach, Virginia 23452

The Money Store ............................     381,584            6.09             381,584              4.07
  3301 C Street, Suite 100M
  Sacramento, California 95816

George Nicholas ............................     715,175           11.11             715,175              7.50
  3450 Buschwood Park Drive
  Tampa, Florida 33618

Thomas G. Middleton ........................     188,209            2.96             192,097              2.03
  3450 Buschwood Park Drive
  Tampa, Florida 33618

Karen S. Bausman ...........................      13,759            0.22              14,037              0.15
  3450 Buschwood Park Drive
  Tampa, Florida 33618


                                                            SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                                              OWNED PRIOR TO                        OWNED PRIOR TO
                                                            THE PUBLIC OFFERING                 THE PUBLIC OFFERING(1)
                                                            -------------------                 ----------------------
                                                                PERCENT OF                            PERCENT OF
          NAME OF BENEFICIAL OWNER              NUMBER             CLASS            NUMBER              CLASS
--------------------------------------------   ---------    -------------------    ---------    ----------------------
Susan W. McCarthy ..........................     104,733            1.67             104,733              1.12
  3450 Buschwood Park Drive
  Tampa, Florida 33618

Timothy W. Griffin .........................      32,962            0.52              33,517              0.36
  3450 Buschwood Park Drive
  Tampa, Florida 33618

David McDonald .............................     273,412            4.36             273,412              2.92
  3450 Buschwood Park Drive
  Tampa, Florida 33618

Joseph P. Goryeb ...........................     576,549            9.19             590,437              6.30
  Waterview Corporate Centre
  20 Waterview Boulevard
  Parsippany, New Jersey 07054-1267

Allen D. Wykle .............................       3,880            0.06               9,435              0.10
  3420 Holland Road
  Virginia Beach, Virginia 23452

Mitchell W. Legler .........................      22,487            0.36              36,375              0.39
  Independent Drive, Suite 3104
  Jacksonville, Florida 32202

All directors and executive officers as a
  group (13 persons)........................   1,958,923           29.53           2,011,141             20.66


                                    ANNEX B


                              IMC Mortgage Company
                      Foreign Registration/Qualifications
                              (a Florida domestic)

                                   REGISTRATION                D/B/A                    MORTGAGE LENDER LICENSE
             STATE                     DATE                     NAME                     (EXACTLY AS IT READS)
--------------------------------   ------------   --------------------------------  --------------------------------
ALABAMA
ALASKA
ARIZONA
ARKANSAS
CALIFORNIA
COLORADO
CONNECTICUT
DELAWARE                             08/29/96
D.C.
FLORIDA (Domestic)                   12/26/95
GEORGIA                              08/26/96
HAWAII
IDAHO                                08/26/96
ILLINOIS
INDIANA
IOWA
KANSAS
KENTUCKY
LOUISIANA
MAINE                                07/29/96
MARYLAND
MASSACHUSETTS
MICHIGAN
MINNESOTA
MISSISSIPPI
MISSOURI
MONTANA
NEBRASKA
NEVADA
NEW HAMPSHIRE                        07/29/95
NEW JERSEY
NEW MEXICO
NEW YORK
NORTH CAROLINA
NORTH DAKOTA
OHIO
OKLAHOMA
OREGON
PENNSYLVANIA
PUERTO RICO
RHODE ISLAND
SOUTH CAROLINA
SOUTH DAKOTA
TENNESSEE
TEXAS
UTAH
VERMONT
VIRGINIA
WASHINGTON
WEST VIRGINIA
WISCONSIN
WYOMING

** Indicates that the GP's d/b/a is 'Industry Mortgage Corporation, General P

                                    ANNEX C

                        Industry Mortgage Company, L.P.
                      Foreign Registration/Qualifications

                       (GP)          (LP)
                      FOREIGN       FOREIGN
      STATE         CORPORATION   PARTNERSHIP
ALABAMA                             04/18/94
ALASKA                              04/18/94
ARIZONA                             10/21/93
ARKANSAS                               N/A
CALIFORNIA                          10/25/93
COLORADO                            10/05/93
CONNECTICUT                         10/02/93
DELAWARE              05/12/93      07/01/93
D.C.                  04/22/94      04/22/94
FLORIDA               09/24/93      09/24/93
GEORGIA              *10/21/93*     10/04/93
HAWAII                05/12/94      05/02/94
IDAHO                               10/14/93
ILLINOIS              11/15/93      11/02/93
INDIANA                             10/04/93
IOWA                                10/12/93
KANSAS                              04/21/94
KENTUCKY                            10/13/93
LOUISIANA                           04/18/94
MAINE                               10/12/93
MARYLAND              09/27/93      09/27/93
MASSACHUSETTS         10/01/93      10/06/93
MICHIGAN              10/08/93      10/08/93
MINNESOTA                           10/12/93
MISSISSIPPI           04/18/94      04/25/94
MISSOURI                            10/12/93
MONTANA               05/02/94      05/02/94
NEBRASKA                            04/22/94
NEVADA                              10/26/93
NEW HAMPSHIRE                       10/11/93
NEW JERSEY                          10/01/93
NEW MEXICO                          10/29/93
NEW YORK                            12/28/93
NORTH CAROLINA       *09/28/93*     10/11/93
NORTH DAKOTA          04/25/94      06/13/94
OHIO                  10/04/93      10/04/93
OKLAHOMA                            01/18/94
OREGON                10/20/93      10/20/93
PENNSYLVANIA                        10/01/93
RHODE ISLAND                        10/12/93
SOUTH CAROLINA        05/23/94      04/18/94
SOUTH DAKOTA          04/18/94      04/18/94
TENNESSEE                           10/04/93
TEXAS                               01/11/94
UTAH                  02/07/94      02/07/94
VERMONT               10/12/93      10/12/93
VIRGINIA              09/29/93      09/29/93
WASHINGTON                          10/01/93
WEST VIRGINIA         07/28/95      07/01/93
WISCONSIN            *03/10/94*     10/20/93
WYOMING               04/18/94      01/23/95



IMC Corporation of America

                                       DATE          FOREIGN
                                        OF             OR
             STATE                 QUALIFICATION    DOMESTIC
DELAWARE                              09/09/94      Domestic
CALIFORNIA                            07/28/95       Foreign
CALIFORNIA                            07/28/95       Foreign
PENNSYLVANIA                          09/28/94       Foreign
OHIO                                  10/13/95       Foreign
KANSAS                                10/13/95       Foreign
ARIZONA                               05/14/96       Foreign

                                    ANNEX D

     Industry Mortgage Company, LP
        Full Service Offices

3450 Buschwood Park Drive, Suite #250
Tampa, FL 33618

144 Merchant Street, Suite #225
Cincinnati, OH 45246

501 Office Center Drive, Suite #450
Ft. Washington, PA 19034

1060 Kings Hwy. North, Suite #303
Cherry Hill, NJ 08034

25 Blackstone Valley Place
Lincoln, RI 02865

                                  SCHEDULE 6.8

                            LITIGATION AND JUDGMENTS

                                      NONE






                                                                    SCHEDULE 6.8

                                  SCHEDULE 6.9

                             AFFILIATE TRANSACTIONS

                                      NONE







                                                                    SCHEDULE 6.9